SUPPLEMENT                                                    [GRAPHIC OMITTED]
(To Prospectus Supplement dated July 25, 2000
to Prospectus dated February 23, 2000)



                          $188,100,228 (Approximate)


                 Chase Mortgage Finance Trust, Series 2000-S6
                                     Issuer


                      Chase Mortgage Finance Corporation
                                     Seller


                     Chase Manhattan Mortgage Corporation
                                    Servicer


         Multi-Class Mortgage Pass-Through Certificates, Series 2000-S6


     The information included under the heading "Assumed Mortgage Loan Characteristics" on page S-19 of the attached Prospectus Supplement dated July 25, 2000 (the "Prospectus Supplement") is hereby deleted and replaced in its entirety by the following:


                     Assumed Mortgage Loan Characteristics




    Outstanding
 Principal Balance                                                  Remaining Term
 as of the Cut-off         Mortgage           Net Mortgage       to Expected Maturity     Loan Age
        Date                 Rate                 Rate                 (Months)           (Months)
-------------------   ------------------   ------------------   ----------------------   ---------
 $   2,955,394.30        7.9219578463%        7.6080578463%              358                 2
 $ 187,045,606.08        8.6930144613%        8.3791144613%              358                 1


     All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                             ---------------------
                 The date of this Supplement is July 27, 2000.